Exhibit 10.18
AMENDMENT ONE TO THE
ARKANSAS BEST CORPORATION SUPPLEMENTAL BENEFIT PLAN
Amendment made effective December 31, 2009, by Arkansas Best Corporation, a Delaware corporation, (the “Company”).
W I T N E S S E T H:
WHEREAS, Arkansas Best Corporation (the “Company”) sponsors Arkansas Best Corporation Supplemental Benefit Plan (the “Plan”), as amended and last restated effective as of August 1, 2009; and
WHEREAS, effective December 31, 2009, the Company now desires to amend the Plan to freeze benefit accruals under the Plan; and
WHEREAS, the Plan may be amended by the Company pursuant to the provisions of Section 8.4 of the Plan, and the Company desires to amend the Plan.
WHEREAS, benefits under the Plan as of December 31, 2004 have remained the same at all times thereafter and have not been affected by any amendment to the Plan subsequent to December 31, 2004 and such benefits are not affected by this amendment.
NOW, THEREFORE, the Plan is amended as follows, effective as set forth above:
1. Existing Section 3.1 is deleted in its entirety, and the following is substituted in its place:
3.1 Participation. Except as specifically provided in Exhibit C, benefit accruals under the Plan shall cease and be frozen effective at midnight on December 31, 2009 and Category I participation shall be limited to the seven participants listed in Exhibit C with the freeze provisions and benefit amounts provided in Exhibit C.
IN WITNESS WHEREOF, Arkansas Best Corporation, acting by and through its duly authorized officer, has executed this document on this the 22nd day of January, 2010.

ARKANSAS BEST CORPORATION
By:	/s/ Judy R. McReynolds
Name: Judy R. McReynolds
Title: President and CEO